UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2012, Benchmark Electronics, Inc. (the Company) held an annual meeting of its shareholders. There were three proposals acted upon at that meeting. All proposals were approved. The following is a description of each proposal and the votes cast with respect to such proposal:

Proposal # 1.	With respect to the election of directors, the voting was as follows:

Nominee	For	Withheld	Non Votes
Cary T. Fu	51,672,698	615,839	2,147,638
Michael R. Dawson	51,959,440	329,097	2,147,638
Gayla J. Delly	51,838,457	450,080	2,147,638
Peter G. Dorflinger	51,733,921	554,616	2,147,638
Douglas G. Duncan	51,344,151	944,386	2,147,638
David W. Scheible	51,916,650	371,887	2,147,638
Bernee D. L. Strom	51,437,352	851,185	2,147,638
Clay C. Williams	51,480,979	807,558	2,147,638

Proposal # 2.	With respect to the advisory vote on named executive officer compensation, the voting was as follows:

For	Against	Abstain	Non-Vote
50,289,818	—	1,998,719	2,147,638

Proposal # 3.	With respect to the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company, the voting was as follows:

For	Against	Abstain	Non-Vote
54,122,174	300,884	13,117	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.
Dated: May 10, 2012
	By:	/s/ Gayla J. Delly
Gayla J. Delly Chief Executive Officer